Investor Talking Points

•	Today we announced that we’ve entered into an agreement to be acquired by AXA, marking an unrivaled opportunity to create immediate value for XL shareholders.

•	Holders of XL common shares will receive cash consideration of $57.60 per share, funded by cash on hand.

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This represents a premium of 33% to XL’s closing share price on March 2, 2018, the last day of trading prior to the transaction announcement, and a premium of 53% to XL’s unaffected closing share price on February 6, 2018, when market rumors arose relating to a potential sale of XL.

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We have determined that a combination with AXA is the best way to accelerate our vision for the company of the future and create the most innovative (re)insurer while creating immediate value for XL stockholders.

•	From a financial perspective, this is a tremendously compelling transaction. We look forward to having the support of AXA’s bigger balance sheet and combining our powerful brands.

•	But it’s also a truly exciting combination in terms of strategic rationale.

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Combining AXA and XL will create an even more relevant P&C provider through enhanced scale, broader geographic reach, a shared drive to be at the forefront of industry innovation and a strong culture recognized for dedication to client service.

•	The intent is to combine XL Catlin’s operations with AXA Corporate Solutions, forming AXA’s new global P&C insurance and reinsurance division.

•	In this new structure, the XL Catlin platform that will champion all complex commercial and specialty P&C products, reinsurance and alternative capital efforts.

•	This announcement is just the first step in the process of combining our organizations.

•	There will be many more details to come as we get closer to an expected close. The transaction is subject to approval by our shareholders and regulators.

•	Until the deal closes, which we expect to happen in the second half of 2018, XL Catlin and AXA remain two separate companies and our focus will be on delivering our plans.

•	Thanks for your ongoing support of XL.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, XL will file with the United States Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document which XL may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF XL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by XL through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of XL:
Investor Relations
XL Group Ltd
Abbe F. Goldstein, CFA
abbe.goldstein@xlcatlin.com

Participants in the Solicitation
XL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from XL’s shareholders in connection with the proposed transaction. Information regarding XL’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in XL’s annual proxy statement filed with the SEC on April 5, 2017, XL’s Current Report on Form 8-K filed with the SEC on October 26, 2017, XL’s Current Report on Form 8-K filed with the SEC on February 20, 2018 and XL's Current Report on Form 8-K filed with the SEC on March 5, 2018. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph filed, with, or furnished to, the SEC. All such documents, when filed or furnished, are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to XL at the Investor Relations contact above.